SCHEDULE II
               INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                   SHARES PURCHASED        AVERAGE
                    DATE           SOLD(-)                 PRICE(2)


COMMON STOCK-SEQUA CORP - CLASS B

GAMCO INVESTORS, INC.
                    5/13/96           60,000-             *DO
                    5/10/96            4,000            41.5906
                    4/29/96            3,000            40.9375
                    4/22/96              500            41.0000
                    4/04/96            2,000-           41.0000




























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.

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